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                           ASSET ACQUISITION AGREEMENT

     This is an Asset Acquisition Agreement (the "Agreement"), dated April 30, 1998, among 562577 B.C. Ltd., a British Columbia, Canada corporation (the "Seller"), Peritronics Medical Ltd., a British Columbia, Canada corporation (the "Shareholder"), LifeServ Technologies, Inc., a Florida corporation (the "Buyer") and Medical Technology Systems, Inc., a Delaware corporation ("Med Tech").

                                   Background

     The Seller is engaged in the business of providing healthcare information systems, including owning and operating a Fetal Monitoring and Point-of-Care Documentation System (the "Fetal Monitoring System" and collectively with all of the Seller's operations, the "Business"). The Shareholder constitutes all of the shareholders of the Seller and is entering into this Agreement to provide certain assurances in order to induce the Buyer to enter into this Agreement. The Buyer, a wholly-owned subsidiary of Med Tech, is a healthcare information systems company that provides clinical information systems, medication dispensing, and medications management systems for hospitals and other acute care facilities. The Buyer wishes to purchase from the Seller and the Seller wishes to sell to the Buyer certain assets of the Seller related to the Business effective April 30, 1998 ("Effective Date"), subject to the terms and conditions set forth below. Accordingly, in consideration of the mutual covenants and agreements set forth below, the parties agree as follows:

                                      Terms

1.   Definitions.

     "Accredited Investor" has the meaning set forth in Rule 501(a) of Regulation D promulgated under the Securities Act.

     "Assets" has the meaning set forth in Section 2.

     "Assumed Liabilities" means all Liabilities of the Business set forth on Schedule A of this Agreement, but only to the extent that such Liabilities arise out of or are attributable to items that would properly be accrued under GAAP as of the Closing Date; provided, however, that the Assumed Liabilities shall not include any Liabilities not specifically set forth on Schedule A of this Agreement, including, without limitation: (i) any Liability of the Seller for income, transfer, sales, franchise use, and other Taxes arising in connection with the consummation of the transactions contemplated hereby (including any income Taxes arising because Seller is transferring the Assets), (ii) any Liability of the Seller for the unpaid Taxes of any Person under United States Treasury Regulation ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (iii) any obligation of the Seller to indemnify any Person (including any Shareholder) by reason of the fact that such Person was a director, officer, employee, or agent of the Seller or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another

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entity  (whether such  indemnification  is for  judgments,  damages,  penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise) (iv) any Liability of the Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (v) any Liability or obligation of the Seller under this Agreement (or under any related agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), (vi) any obligations of any kind relating to any Person whose approval is or may be required in connection with the transactions contemplated by this Agreement (provided, however, any fees payable pursuant to compliance with the HSR Act shall be shared equally by the Buyer and the Seller), (vii) any obligations related to any severance pay or similar compensation to employees of the Seller, arising from the termination of any such employee prior to the Closing Date or related to the transactions contemplated by this Agreement,
(viii) any liability of the Seller, in any real property, owned or leased, and any obligation or liability of the Seller arising thereunder, and (ix) any deferred compensation obligations to any of the individuals set forth on Schedule A to this Agreement.

     "Business" has the meaning set forth in the Background Section of this Agreement.

     "Buyer" has the meaning set forth in the preface above.

     "Cash Consideration" has the meaning set forth in Section 3(a).

     "Closing" has the meaning set forth in Section 3(c).

     "Closing Date" has the meaning set forth in Section 3(c).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any information concerning the business and affairs of the Seller prior to Closing or the Buyer subsequent to Closing that is not already generally available to the public, including trade secrets.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excess Cash Flow" means the Net Sales (as defined herein) of Peritronics Fetal Monitoring Systems (or sales of fetal monitoring systems to Peritronics customer list as defined in Schedule B) minus the operating expenses associated with the Net Sales.

     "Fetal Monitoring System" has the meaning set forth in the Background Section above.

     "GAAP" means generally accepted accounting principles.

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     "HSR Act" means the Hart-Scott-Rodino  Antitrust  Improvements Act of 1976,
as amended.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) including any liability for Taxes.

     "Med Tech" means Medical Technology Systems, Inc., a Delaware corporation.

     "Med Tech Common Stock" means the common stock, par value $.01 per share, of Medical Technology Systems, Inc.

     "Net Sales" means the proceeds received by the Buyer from the sale of the Peritronics Fetal Monitoring Systems (or sales to customers on the Peritronics customer list, attached hereto as Schedule B) less the following: (i) the direct cost of hardware purchased by the Buyer to install the Fetal Monitoring System, including any amounts paid for installation of the Fetal Monitoring System; (ii) the cost of freight to ship the Fetal Monitoring System to the customer; (iii) any amount paid to customize the software component of the Fetal Monitoring System as required by the customer; (iv) any amount paid to train customer personnel in the use of the Fetal Monitoring System; (v) any amount paid to integrate the customer's database into the Fetal Monitoring System; (vi) any taxes and licenses pertaining to sales of the Fetal Monitoring System; and (vii) any commissions paid to employees or agents of agents of the Buyer relating to sales of the Fetal Monitoring System.

     "Person"  means  any  natural  person,   general  or  limited  partnership,
corporation, limited liability company, firm, association, or other legal entity.

     "Purchase Price" has the meaning set forth in Section 3(a).

     "Returns" has the meaning set forth in Section 6(q).

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     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Interest" means the Universal Commercial Code filing #9717561018, filed in Sacramento, California on June 20, 1997 in favor of Eron Mortgage Corporation on behalf of Henry Rathje, Ron Waters, Frank Biller, and James Cunnian, attached hereto as Schedule D.

     "Seller" has the meaning set forth in the preface above.

     "Seller Benefit Plans" has the meaning set forth in Section 6(n).

     "Seller ERISA Affiliate" has the meaning set forth in Section 6(n).

     "Seller ERISA Plans" has the meaning set forth in Section 6(n).

     "Shareholder" has the meaning set forth in the preface above.

     "Stock Consideration" has the meaning set forth in Section 3(a).

     "Termination for Cause" means termination for: willful disobedience; insubordination; unwillingness to meet documented and reasonable performance standards; or gross misconduct.

2. Sale of Business and Assets. The parties hereby agree that, on the Closing Date, the Seller shall sell and the Buyer shall purchase, for the consideration set forth below, all of the Seller's assets and the Business as a going concern, including without limitation, all property, rights, and business of every type and description, real, personal and mixed, tangible and intangible, constituting the Business, all of the Seller's goodwill, all contracts and contract rights with customers of the Business, all contracts and contract rights with temporary employees or contractors of the Business, any employee or contractor non-competition agreements in favor of Seller, leases and lease deposits, sales and supply contracts, leases, all cash on hand in banks, accounts receivable, all Intellectual Property (including, without limitation, source code for all of the Seller's products) and Confidential Information, use of the name "Peritronics", and any variations thereof, patents, trademarks, trade names, brand names, and copyrights, and all pending applications therefor and interests thereunder, inventions, processes, know-how, formulae, trade secrets, equipment, fixtures, rights under contracts and agreements, franchises, all rights in any funds of whatever nature, books and records (excluding the corporate minute books and stock transfer records), candidate and employee lists, all telephone and fax numbers, all telephone listings, and all other property and rights of every kind and nature owned or held by the Seller on the Closing Date or then used by the Seller, whether or not specifically referred to in this Agreement. Such sale shall be made free and clear of all liens, encumbrances, and restrictions of any kind.

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3. Purchase and Sale of the Assets. (a) Purchase  Consideration.  Subject to the
terms of this Agreement and in reliance on the representations and warranties of the Seller and the Shareholder set forth below, the Buyer shall purchase the Assets on the Closing Date. The purchase price for the Assets (the "Purchase Price") shall consist of (i) $350,000 in cash (the "Cash Consideration"), and
(ii) 250,000 shares of Med Tech Common Stock (the "Stock Consideration"), all of which shall be payable to the Seller as set forth below. The Seller is obligated to pay to the Buyer the Cash Consideration only from Net Sales.

     (b) Payment. The Stock Consideration shall be delivered to the Seller no later than ninety days after the Closing Date. The Cash Consideration shall be payable as follows: -$10,000 paid on May 8, 1998 -$20,000 paid at Closing -The remainder paid in monthly installments, commencing on the 15th day of the month following the Closing Date, equal to 50% of the Excess Cash Flow for the previous calendar month. The monthly installments shall be payable until such time as the Cash Consideration has been paid, however, the Cash Consideration shall be paid in full no later than nine months after the Closing Date.

     (c) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Seller located at 2700-700 West Georgia Street, Vancouver, British Columbia, V7Y 1B8, five business days after Shareholder approval, no later than July 31, 1998, or such other date as may be agreed upon in writing by the parties (the "Closing Date").

     (d) Deliveries at Closing. At the Closing, the Seller shall deliver to the Buyer a bill of sale and such other good and sufficient instruments of transfer and conveyance as in the reasonable opinion of the Buyer's counsel shall be effective to vest in the Buyer good and marketable title to the Assets.

4. No Assumption of Liabilities. Except for the obligations of Seller that are described in Schedule A to this Agreement, the Buyer is not assuming or becoming liable for any of the Seller's liabilities, obligations, debts, contracts, or other commitments of the Seller of any kind, known or unknown, whether fixed or contingent, and whether arising in contract, in tort, or otherwise. The Seller and the Shareholder have supplied the Buyer with documentation evidencing these Liabilities as requested by the Buyer.

5. Proration of Expenses. To the extent they relate to the Assets, all sales, use, and personal property taxes and assessments, accrued and assessed (other than sales taxes relating to the transfer of the Assets), if any, shall be prorated as of the Effective Date, with the Seller responsible for the portions of such items accruing on or before the close of business on the Effective Date and the Buyer responsible for the portions of such items accruing after the Effective Date. Personal property taxes and assessments are to be prorated on the basis of calendar year 1998.

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6. Representations and Warranties of the Seller and the Shareholder.  The Seller
and the Shareholder, jointly and severally, represent and warrant to the Buyer as follows:

     (a) Organization and Standing. The Seller is a corporation organized and in good standing under the laws of the province of its incorporation. The Seller is qualified to do business as a foreign corporation in each jurisdiction in which its activities require such qualification. No part of the Business is conducted by or through any entity other than the Seller. The Shareholder owns all of the outstanding shares of each class of stock of the Seller. As of the date of this Agreement, there are no options, warrants, calls, subscriptions, or other rights, agreements, or commitments relating to the issued or unissued capital stock of the Seller.

     (b) Power and Authority. The Seller has the requisite corporate authority to enter into this Agreement and to incur and perform its obligations under this Agreement. The Seller has all necessary corporate power to own, lease, hold, and operate all of its properties and assets and to carry on the Business as it is now being conducted. The execution, delivery and performance by the Seller of this Agreement has been authorized by all necessary corporate action including, without limitation, approval by the board of directors of the Seller. Upon its execution and delivery, this Agreement shall constitute a valid and binding agreement of the Seller and the Shareholder, enforceable against the Seller and the Shareholder in accordance with its terms, subject only to applicable bankruptcy, moratorium, and similar laws.

     (c) Title to Assets. The Seller has good and marketable title to all of the Assets, free and clear of all liens, encumbrances, security interests, or claims of any kind or nature except the Security Interest in the process of being assigned to the Seller by the form of agreement set out in Schedule E attached hereto. The Seller has no agreements to mortgage, pledge, or subject to lien, charge, security interest, or other encumbrance any of the Assets.

     (d) Approvals and Consents. The execution, delivery, and performance of this Agreement (and the transactions contemplated by this Agreement) do not and will not: (i) contravene any provision of the Articles of Incorporation or Bylaws of the Seller; (ii) result in a breach of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination, modification, or acceleration in respect of any indenture, loan agreement, mortgage, lease, or any other contract or agreement to which the Seller or any of the Assets are bound, except for contracts entered into in the ordinary course of business during the term of the Operations Management Agreement between the parties dated September 15, 1997; (iii) result in the creation of any security interest, pledge, lien, charge, claim, option, right to acquire, encumbrance, restriction on transfer, or adverse claim of any nature whatsoever upon any of the Assets; (iv) violate any writ, order, injunction, or decree of any court or any federal, state, municipal, or other domestic or foreign governmental department, commission, board, bureau, agency, or instrumentality, which violation or default in any such case would have a material adverse effect on the Business.

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     (e) Litigation. There are no actions, suits, proceedings, or investigations at law or in equity, by or before any court, governmental instrumentality, agency, or arbitral tribunal, now pending or threatened that could have a material adverse effect on the Business or any of the Assets, or the ability of the Seller to consummate the transactions contemplated by this Agreement.

     (f)  Patents  and  Trademarks.   The  Seller  has  the  right  to  use  all
Intellectual Property necessary for, or currently used in, its Business. The Seller's Business does not violate or infringe the Intellectual Property rights of any third Person. No proceedings have been instituted or threatened that assert infringement of the Intellectual Property rights of any third party against the Seller.

     (g) Business Names. Within the past five years, the Shareholder has not used a business name other than "Peritronics" and variations thereof.

     (h) Collective Bargaining Agreements and Employment Contracts. There are no employment contracts or collective bargaining agreements to which the Seller is a party or by which the Seller is bound, and there is no pending or threatened labor dispute, labor union organizing attempt, strike, or work stoppage affecting either the Seller or the Business. The Seller has made no representation or assurance to any of its employees with respect to future salary or compensation adjustments.

     (i) Insurance Policies. Attached to this Agreement as Schedule C is a complete and correct list and summary description of all insurance policies held by the Seller with respect to the Assets, true and complete copies of which have been delivered to the Buyer. The Seller has complied with all of the provisions of such policies and the policies are in full force and effect.

     (j) Compliance with Laws. To the Seller's knowledge, there is no violation of any applicable laws, regulations, or orders relating to the conduct of the Seller's Business, and there is no use of buildings or equipment used by the Seller in the Business that violates any applicable laws, codes, ordinances, or regulations, whether federal, state, or local, that, in either case, would have a material adverse effect on the Assets.

     (k) Conveyance Not Fraudulent. The Seller is not making the transactions contemplated by this Agreement with the intent to hinder, delay, or defraud either present or future creditors. The Purchase Price constitutes the reasonably equivalent value for the Assets.

     (l)  Assets  Represent   Substantially  the  Entire  Business.  The  Assets
represent substantially the entire operating assets of the Business.

     (m) Real Property. None of the Assets consist of real property owned by the Seller.

     (n) Improper Payments. Neither the Seller nor, to the Seller's knowledge, any person acting on behalf of the Seller has made any payment or otherwise transmitted anything of value, directly or indirectly, to (i) any official of any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the Business, (ii) any customer, supplier, or competitor for the purposes of obtaining, retaining, or directing business for the Seller, or (iii) any political party or any candidate for elective political office, nor has any fund or other asset of the Seller been maintained that was not fully and accurately recorded on the Seller's books of account.

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     (o)  Existing  Customers.  The Seller has no knowledge or reason to believe that any existing customers of the Seller will not continue to do business with the Buyer after the Closing Date.

     (p) No Misrepresentations. None of the representations and warranties of the Seller set forth in this Agreement or in the attached exhibits nor any information or statements contained in the lists or documents provided or to be provided by the Seller to the Buyer, notwithstanding any investigation thereof by the Buyer, contains any untrue statement of a material fact, or omits the statement of any material fact necessary to render the same not misleading.

     (q) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commission to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

     (r) Investment. The Seller and the Shareholder (i) understand that the Stock Consideration has not been, and will not be, except as described in
Section 9, registered  under the Securities  Act, or under any state  securities laws,  and is  being  offered  and  sold in  reliance  upon  federal  and  state exemptions for transactions not involving any public offering, (ii) are acquiring the Stock Consideration solely for their own account for investment purposes, and not with a view to the distribution thereof, (iii) are sophisticated investors with knowledge and experience in business and financial matters, (iv) have received certain information concerning the Buyer and has had the opportunity to obtain additional information as requested by the Seller or the Shareholder in order to evaluate the merits and the risks inherent in holding the Stock Consideration, (v) are able to bear the economic risk and lack of liquidity inherent in holding the Stock Consideration, and (vi) are Accredited Investors.

7. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller as follows:

     (a) The Buyer is a corporation organized under the laws of the State of Florida, and its status is active.

     (b) The Buyer has the requisite corporate authority to enter into this Agreement and to incur and perform its obligations under this Agreement. The Buyer has all necessary corporate power to own, lease, hold, and operate the Assets and carry on the Business as it is now being conducted. The Buyer will use its reasonable best efforts to obtain all necessary corporate action for the execution, delivery and performance by the Buyer of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms, subject only to applicable bankruptcy, moratorium, and similar laws.

     (c) The Buyer will utilize their reasonable best efforts to manage the operations of the Seller in such a manner as to preserve, safeguard and maintain the Seller's customer base until the Closing Date.

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                                       9

8. Pre-Closing Covenants. The parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) General. Each of the parties will use its reasonable best efforts to take all action and to do all things necessary, appropriate, or convenient to consummate and make effective the transactions contemplated by this Agreement.

     (b) Notices and Consents. The Seller will give any notices to third parties and will obtain any third-party consents the Buyer may reasonably request in connection with the transactions contemplated by this Agreement or that may otherwise be necessary to convey the Seller's full rights in the Assets to the Buyer.

     (c) Full Access. The Seller will permit representatives of the Buyer to have full access to all premises, properties, books, records, contracts, tax records, and documents of or pertaining to the Business or the Assets during the Seller's normal business hours or any other reasonable time for purposes of the Buyer's due diligence investigation and evaluation of the Assets.

     (d) Notice of Developments. The Seller will give prompt written notice to the Buyer of any material development affecting the Assets. Each party will give prompt written notice to the other of any material development affecting the ability of the parties to consummate the transactions contemplated by this Agreement. No disclosure by any party pursuant to this subsection, however, will affect the other party's right, if any, to refuse to close under the terms of this Agreement.

     (e) Public Statements. The parties shall cooperate in all respects as to public statements and announcements with respect to the transactions contemplated by this Agreement. No party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior approval of the other party (which approval shall not be unreasonably withheld); however, either party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party will advise the other party prior to making the disclosure).

     (f) Exclusivity. Neither the Seller nor the Shareholder shall (i) solicit, initiate, or encourage the submission of any proposal or offer from any person or entity relating to the acquisition of any capital stock or assets of the Seller (including any acquisition structured as a merger, consolidation, or share exchange), or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, or assist or participate in, or facilitate in any other manner any effort or attempt by any person or entity to do or seek any of the foregoing.

     (g) Shareholder Approval. The Seller shall take all action necessary or advisable to secure the requisite vote or consent of its Shareholder, as required by Canadian law, to approve or adopt this Agreement.

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     (h)  Regulatory  Approval.  The  Shareholder  will use its best  efforts to obtain all necessary governmental and regulatory approvals necessary to complete this Agreement no later than July 31, 1998.

     (i) Security Interest Assignment. The Seller shall take all action necessary to assign the Security Interest to itself prior to the Closing Date.

9.  Registration  Rights.  "Piggy  Back"  Registrations.  If Medical  Technology
Systems, Inc. shall determine to register any of its securities during the one-year period commencing on the Closing Date, other than a registration relating solely to employee benefit plans, or a registration on any registration form that does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Med Tech Common Stock, Med Tech will:


          (i) Promptly give to the Seller written notice thereof; and

          (ii) Use all commercially reasonable efforts to include in such registration all the Stock Consideration transferred to the Seller under this Agreement and specified in a written request, made by the Buyer within 20 days after the date of mailing of the written notice by the Seller described in clause (i) above. If the underwriter advises the Seller that marketing considerations require a limitation on the number of shares offered pursuant to any registration statement, then the Seller may offer all of the securities it proposes to register for its own account or the maximum amount that the underwriter considers saleable and such limitation on any remaining securities that may, in the opinion of the underwriter, be sold will be imposed pro rata among all holders of Stock Consideration who are entitled to include shares in such registration statement according to the number of shares of Stock Consideration each such holder requested to be included in such registration statement.

          As long as the Stock Consideration is owned by the Seller or the Shareholder, such shares shall have the registration rights and obligations set forth in this Section.

10. Post-Closing Covenants. The parties agree as follows with respect to the period following the Closing:

     (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party may reasonably request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 13 of this Agreement).

     (b) Transition. The Seller and the Shareholder will not take any action (other than actions required to be taken by the Seller under this Agreement) that is designed or intended to have the effect of (i) discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller prior to the Closing or (ii) inducing any employee of the Buyer to terminate his employment with the Buyer. The Seller will refer all customer inquiries relating to the Business to the Buyer from and after the Closing.

     (c) Name Change. At the Closing, the Seller shall assign the right to use the name "Peritronics" and variations thereof to the Buyer, shall cease the use of such name, and shall cooperate with the Buyer in the assumption of such name by the Buyer in all jurisdictions where the Seller is currently qualified to do business. Within six months after the Closing Date, the Shareholder shall either dissolve or change its name to a new name bearing no resemblance to its present name.

     (d) Non-Compete Agreement. (i) The Seller and the Shareholder hereby agree that, for a period of two years commencing on the Closing Date, they will not accept a position as a consultant, agent, or independent contractor, or be or become the owner of any of the outstanding equity interest in, or otherwise participate in the business of any entity in the business of providing obstetrical information systems in any area of the United States, within one hundred miles of a Buyer-owned, a Buyer-licensed, or Buyer-franchised location (except that the Shareholder may work with or for the Buyer and its affiliates). Also for a period of two years commencing on the Closing Date, the Seller and the Shareholder will not solicit the business of any customer of the Buyer or the Seller relating to providing obstetrical information systems in the United States or disclose any confidential information regarding the Business. For purposes of this Section 10(d), the word "customers" means organizations (whether corporations, partnerships, or otherwise) or persons who have done business of any nature with the Buyer, the Seller, or any subsidiary or affiliate of the Buyer or Seller prior to the Closing Date or during a two year period commencing on the Closing Date, and with whom the Buyer, the Seller, or any of the Buyer's or Seller's subsidiaries or affiliates has engaged in discussions regarding a possible business relationship during the two year period commencing on the Closing Date.

          (ii) If the above covenant not to compete is found by a court of competent jurisdiction to be unreasonable in either geographical scope or duration, then such court may determine the scope or duration that is, in its determination, reasonable and therefore enforceable, and such covenant shall be enforced with retroactive effect as modified. The Seller and the Shareholder understand that the Buyer will suffer irreparable harm in the event of any breach of the provisions of this Section 10(d) and that in the event of an actual or threatened breach of its provisions, the Buyer shall be entitled to an injunction to restrain the Seller and the Shareholder from such action. Nothing in this Section 10(d) shall be construed as prohibiting the Buyer from pursuing any other available remedy, legal or equitable, for such breach or threatened breach.

     (e) Employment. The Buyer agrees that in the event any employees of the are terminated after the Closing Date, said employees shall receive not less than 60 days notice of termination, except for Termination for Cause.

     (f)  Stock   Consideration.   The   certificates   representing  the  Stock
consideration shall be imprinted with a legend in substantially the following form:

                  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS AND CANNOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO MEDICAL TECHNOLOGY SYSTEMS, INC. THAT SUCH TRANSFER WILL NOT VIOLATE ANY SUCH SECURITIES LAWS.

Any holder of the Stock Consideration desiring to transfer such shares must first furnish the Buyer with a written opinion of counsel reasonably satisfactory to Medical Technology Systems, Inc. that such holder may transfer the shares as desired without registration under the Securities Act or any applicable state law. The Seller shall be permitted to assign the Stock Consideration to the Shareholder. As long as the Stock Consideration is owned by the Seller or the Shareholder, such shares shall have the registration rights and obligations set forth in Section 9.

11. Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Seller and the Shareholder set forth in Section 6 shall be true and correct in all material respects at and as of the Closing Date;

     (b) Assets. The Seller shall not have:

          (i) incurred or become subject to, or agreed to incur or become subject to, any obligation or liability, absolute or contingent, except current liabilities incurred in the ordinary course of business;

          (ii) mortgaged, pledged, or subjected to lien, charge, security interest, or other encumbrance, or agreed to do so, any of the Assets;

          (iii) sold or transferred, or agreed to sell or transfer, any of the Assets, or cancelled or agreed to cancel, any debts due it or claims therefor, except, in each case, for full consideration and in the ordinary course of business;

          (iv) engaged in any transactions adversely affecting the Business or the Assets or suffered any extraordinary losses or waived any rights of substantial value not in the ordinary course of business;

     (c) Performance. The Seller and the Shareholder shall have performed and complied with all of their respective covenants in all material respects hereunder through the Closing Date;

     (d) Consents. The Seller shall have procured all material third party consents contemplated in Section 8(b);

     (d) No Impediments. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Buyer to own and operate the Assets (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

     (e) Change of Name. The Seller shall have taken all steps necessary or appropriate to cease the use of the name "Peritronics" and to assign the right to use such name to the Buyer. Within six months after the Closing Date, the Seller and the Shareholder shall either dissolve or change its name to a new name bearing no resemblance to its present name.

     (f) Real Property and Environmental Matters. The Buyer shall be satisfied, in its sole discretion, that all leases assumed by the Buyer will be valid and enforceable, and that no environmental or safety hazards exist at any of the Seller's places of business.

     (g) Satisfaction. All actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer and its counsel.

12. Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Buyer set forth in Section 7 shall be true and correct in all material respects at and as of the Closing Date;

     (b) Performance. The Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

     (c) No Impediments. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

     (d) Satisfaction. All actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller and its counsel.

13. Indemnification. (a) The Seller and the Shareholder, jointly and severally, agree to indemnify and hold the Buyer harmless from, against, and in respect of the following:

          (i) any and all liabilities, obligations, debts, contracts (except those arising out of LifeServ's management of Peritronics Medical, Inc. under the Operations Management Agreement, effective as of September 15, 1997, among Med Tech, Medication Management Systems, Inc., Peritronics Medical, Limited and Peritronics Medical, Inc.), or other commitments of the Seller of any kind, known or unknown, whether fixed or contingent, and whether arising in contract, in tort, or otherwise, including any claims by the Shareholder or any creditors of the Seller;

          (ii) any damage or deficiency resulting from any misrepresentation, breach of warranty, or non-fulfillment of any agreement on the part of the Seller under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Buyer by the Seller pursuant to this Agreement;

          (iii) any and all liabilities, obligations, damages, fines, and penalties imposed on the Buyer by any third party or governmental entity relating to the conduct of the Seller's Business prior to the Effective Date or the Buyer's relationship with the Seller's former employees and independent contractors after the Closing Date; and

          (iv) all actions, suits, proceedings, claims, demands, assessments, judgments, legal fees, costs, and expenses incident to any of the foregoing or arising out of any act or omission of the Seller in the conduct of the Business prior to the Effective Date except for any costs, liabilities, legal fees or expenses sustained or incurred as a result of any action, suit or proceeding that is commenced, threatened or presented as a result of any action, deed or omission performed or permitted by Buyer or its employees, officers and directors from September 15, 1997 to the Effective Date, in its operation of the Business.

     (b) The Buyer agrees to give timely notice to the Seller of the assertion of any claim or demand or the institution of any action, suit, or proceeding in respect of which indemnification may be claimed hereunder and to provide the Seller with an opportunity to participate in the defense or settlement of such action, suit, or proceeding at the Seller's own expense. Any failure by the Buyer to give such notice shall have no effect on the Buyer's right to indemnification under Section 13(a).

     (c) The indemnification provided for in this Section 13 shall only be applicable to claims asserted within three years of the date of this Agreement. Notwithstanding the foregoing, the foregoing time limitation for claims of Buyer shall not apply to the liabilities of Seller or Shareholder under this Section 13 that are based upon fraud or willful misconduct.

14. Termination.

     (a) Termination of Agreement. The parties may terminate this Agreement as provided below:

          (i) the parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at the Closing if any condition described in Section 12 has not been satisfied (unless the failure results primarily from the Buyer breaching any representation, warranty, or covenant contained in this Agreement); and

          (iii) the Seller may terminate this Agreement by giving written notice to the Buyer at the Closing if any condition described in Section 12 has not been satisfied (unless the failure results primarily from the Seller breaching any representation, warranty, or covenant contained in this Agreement).

     (b) Effect of Termination. If any party terminates this Agreement pursuant to Section 14(a), all obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach).

15. General Provisions.

     (a) Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The rights of the Seller hereunder may not be assigned. The rights of the Buyer may be assigned to a subsidiary or affiliate of the Buyer, provided that any such assignment shall in no way relieve the Buyer of its obligations and responsibilities under this Agreement unless the Seller consents thereto (such consent not to be unreasonably withheld).

     (b) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida.

     (c) Notices. All notices, requests, demands and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered by overnight delivery service or hand delivered, addressed as follows:

                  If to the Buyer:

                           LifeServ Technologies, Inc.
                           12920 Automobile Boulevard
                           Clearwater, Florida 34622
                           Attn:  Michael T. Felix

                  With a copy to:

                           Holland & Knight
                           400 N. Ashley Street
                           Suite 2300
                           Tampa, Florida  33602
                           Attn:  Robert J. Grammig, Esq.


                  If to the Seller or the Shareholder:

                           562577  B.C. Ltd.
                           2700-700 West Georgia Street
                           Vancouver, B.C., Canada  V7Y 1B8
                           Attn:  John H. Vice

                           With a copy to:

                           Peritronics Medical Ltd.
                           2700-700 West Georgia Street
                           Vancouver, B.C., Canada  V7Y 1B8
                           Attn:  Michael C. Scholz


16. Expenses. Except as otherwise provided in this Agreement, any expenses in connection with this Agreement or the transactions contemplated herein shall be paid for by the party incurring such expenses.

17. Sales and Other Taxes. Any sales taxes shall be paid by the Buyer and all other applicable transfer taxes hereunder shall be paid by the Seller.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. Headings. All paragraph headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

20. Amendment, Modification and Waiver. This Agreement may be modified, amended, and supplemented by mutual written agreement of the parties hereto, at any time prior to the Closing. Each party may waive any condition intended to be for its benefit. Each amendment, modification, supplement, or waiver shall be in writing executed by both parties.

21. Entire Agreement. This Agreement, including its Exhibits, represents the entire Agreement of the parties and supersede all prior negotiations and discussions by and among the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth above.

                              SELLER:

                              562577 B.C. LTD.

                              By:       ____________________________________

                              Its:      ____________________________________



                              SHAREHOLDER:

                              PERITRONICS MEDICAL LTD.

                              By:      ____________________________________

                              Its:     ____________________________________


                              BUYER:

                              LIFESERV TECHNOLOGIES, INC.

                              By:       ___________________________________

                              Its:      ___________________________________


                              MEDICAL TECHNOLOGY SYSTEMS, INC.

                              By:       ___________________________________

                              Its:      ___________________________________

                        SCHEDULE A - ASSUMED LIABILITIES

The Buyer accepts no assumed liabilities on the part of the Seller, except in conjunction with the operation of the Business to the Closing Date, as follows:

                  Vendor Name                                  Amount Owed

          ADP Investor Communications                              783.85
          Alco Metal Fabricators                                 3,356.00
          Arrow Electronics                                     69,819.37
          B&B Enameling Inc.                                       208.20
          Business & Legal Reports Inc.                            428.58
          Compass Computer Group                               114,927.50
          Computer Product Plus                                  3,648.89
          Computer Product Plus                                  1,777.88
          Control Master Products Inc.                             460.74
          Datascope Corp                                         2,094.13
          Esna Biomedical Systems                                1,378.10
          Expo-3                                                 1,455.40
          FTG Data Systems                                       1,156.25
          Future Care                                              750.00
          GCX Corporation                                        1,064.56
          Gregory & Gregory                                        697.50
          Howard Stellar                                         3,869.44
          ITT Hartford                                             778.78
          Internet Technology                                   13,682.25
          Kenneth Wilking                                        3,173.70
          Lyben Computer Systems                                    41.45
          LifeServ Sales Commissions                            77,147.55
          LifeServ Management Fees                             187,500.00
          M Michael Sikula                                         460.94
          MDI Inc.                                                 873.10
          Modern Service Office Supply                           2,277.68
          Mouser Electronics                                       678.64
          Nik Gupta, CPA                                           425.00
          On-Line Electronics                                    1,396.64
          Phon-Tronics                                             100.00
          Pyramid Medical                                        7,861.00
          Relsys                                                36,761.80
          Snell & Wilmer                                        16,988.25
          Sourcefile                                             1,500.00
          Staples Direct                                           931.62
          Steven's Air Transport                                 1,926.66
          Sun Medical                                           17,420.50
          Terminix                                                 300.00
          Uline Inc.                                               167.85
          Unishippers                                            6,839.48
          United Service Network                                 9,619.81
                                                     ---------------------
                            Total:                             596,729.09
                                                     =====================

                     SCHEDULE B - PERITRONICS CUSTOMER LIST


Alta Bates - Oakland, CA
South Jersey - Cherry  Hill, NJ
S.W. Washington - Vancouver, WA
University of Chicago - Chicago, IL
Sacred Heart Group - Spokane,
WA Holy Family - Spokane,  WA
Our Lady of Lourdes - Pasco, WA
St. Lukes - Boise, ID West Lake
Community - Chicago, IL
Mt. Sinai - Chicago, IL
Genessee - Genessee, NY
McClaren - Detroit, MI
Charleston Area Medical Center - WV
Hancock Medical Center - Bay St. Louis, MS
E. Maine Medical Center - ME
Hamilton Health Sciences - Ontario, Canada
Credit Valley Hospital - Ontario, Canada

                             SCHEDULE C - INSURANCE

                      SCHEDULE D - UCC1 FINANCING STATEMENT

                       SCAHEDULE E - ASSIGNMENT AGREEMENT

THIS AGREEMENT dated for reference the 1st day of May, 1998.


BETWEEN:

          PERITRONICS MEDICAL LTD. a company duly incorporated pursuant to the laws of British Columbia and having its registered and records office at Suite 2700, 700 West Georgia Street, Vancouver, British Columbia, V7Y1B8

                  (hereinafter referred to as the "Company")

                                OF THE FIRST PART

AND:

                  HENRY RATHJE, Businessman, of 5649-124A Street, Surrey, British Columbia V3X 2S6

                  (hereinafter referred to as the "Creditor")

                               OF THE SECOND PART

AND:

                  562577 B.C. LTD., a company duly incorporated pursuant to the laws of British Columbia and having its registered and records office at Suite 2700, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B8

                  (hereinafter referred to as the "Assignee")

                                OF THE THIRD PART

WHEREAS:

     The Company is indebted to the Creditor for the reasons and in the amount set out in Schedule "A" hereto, to this agreement (the "Debt");

     Eron Mortgage Corporation (the "Trustee") holds in trust for the Creditor certain security over the assets of the Company's subsidiary Peritronics Medical Inc. (the "Security") for the repayment of the debt as described in Schedule "B" to this agreement (the "Debt");

     The Company wishes to assign the Debt and obtain an assignment of the Security from the Creditor to the Assignee in consideration for allotting and issuing shares in the capital of the Company to the Creditor; and

     The Creditor is prepared to accept shares and assign the Debt and its interest in the Security to the Assignee, which form of assignment is attached as Schedule "C".


NOW THEREFORE WITNESSETH that in consideration of the premises and of the covenants and agreements set out herein, the parties hereto covenant and agree as follows:

ACKNOWLEDGMENT OF DEBT

     1. The Company acknowledges and agrees that it is indebted to the Creditor in the amount of the Debt. The Company further acknowledges the debt is in default and both Peritronics Medical Inc. ("PMI") and the Company are incapable of repaying the Debt.


ALLOTMENT AND ISSUANCE OF SHARES

     1. The Company agrees to allot and issue to the Creditor those numbers of shares in the capital of the Company (the "Shares") set out in Schedule "A" to this agreement as full and final consideration for the assignment by the Creditor to the Assignee of Debt and Security and the Creditor agrees to release the Company from payment of the Debt.

     2. For the purposes of this agreement, "issue Date" shall mean the fifth business day after the date that the Company receives notification from the Vancouver Stock Exchange (the "Exchange") that it has accepted this agreement for filing and has approved the issuance of the Shares.

     3. On the Issue Date, the Company shall deliver to or to the direction of the Creditor, share certificates representing the Shares.

     4. The number of Shares shall be subject to adjustment in the following events and manner:

          (a) In the event of any subdivision or subdivisions of the Shares as such are constituted on the Issue Date, into a greater number of Shares, the Company will thereafter deliver at the time of the issuance of Shares under this agreement, such additional number of Shares as result from said subdivision or subdivisions without the Creditor giving any other consideration therefor;

          (b) In the event of any consolidation or consolidations of the Shares as such are constituted on the Issue Date, into a lesser number of Shares, the Company shall thereafter deliver and the Creditor shall accept the lesser number of Shares as result from such consolidation or consolidations in lieu of the Shares the Creditor were to receive under this agreement;

          (c) In the event of any change of the Shares as such are constituted on the Issue Date, the Company shall thereafter deliver the number of Shares of the appropriate class resulting from the said change as the Creditor would have been entitled to receive in respect of the number of Shares to be issued pursuant to this agreement;

          (d) In the event of any capital reorganization or reclassification of the Shares (other than a change in the par value thereof) of the Company or in the event of any merger or amalgamation of the Company with or into any other company or in the event of any sale of the assets of the Company as or substantially as an entirety, then the Creditor shall thereafter have the right to receive the kind and amount of shares and other securities and property receivable upon such, capital reorganization, reclassification, merger, amalgamation or sale which a shareholder of a number of Shares equal to the number of Shares receivable pursuant to this agreement would have received as a result of such. The subdivision or consolidation of Shares at any time outstanding into a greater or lesser number of Shares (whether with or without par value) shall not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this paragraph (d);

          (e) The adjustments provided for in this agreement are cumulative; and

          (f) The Company shall not be required to issue fractional Shares or other securities in satisfaction of its obligations hereunder. If any fractional interest in a Share or other security would, except for the provisions of this paragraph (f), be deliverable on the Issue Date, the Company shall, at its option, in lieu of delivering a fractional Share or other security therefor, satisfy the right to receive such fractional interest by payment to the Creditor of an amount in cash equal (computed in the case of a fraction of a cent to the next lower cent) to the current market value of the right to subscribe for such fractional interest (computed on the basis of the most recent closing price On the Vancouver Stock Exchange for Shares).

          (g) Determination of Adjustments: If any questions shall at any time arise with respect to any adjustments to be made hereunder, such question shall be conclusively determined by a firm of Chartered Accountants, in Vancouver, B.C. that the Company and the Creditor shall jointly select, and who shall have access to all appropriate records and such determination shall be binding upon the Company and the Creditor;

     5. The Creditor hereby understands and agrees to a hold restriction to be placed on the share certificate issued pursuant to this distribution which is 12 months past the date in which the debt was incurred, pursuant to Section 142(2)(d) of the Securities Rules under the Securities Act, R.S.B.C. 1996, c.o 418 (the "Rules").

     6. The Creditor agrees to cause the Trustee to assign absolutely the Security to the Assignee and undertakes to execute all further documents necessary to carry out the assignment so that the Assignee has full title and right to the Security.

REGULATORY APPROVALS AND RESTRICTIONS ON DISPOSITION

     1. The rights and obligations of the Company and the Creditor is subject to and conditional upon receipt of the acceptance for filing of this agreement by the Exchange.

     2. The Company shall use its best efforts to obtain the acceptance for filing of this agreement by the Exchange.

     3. The Company is relying on Section 128(e) of the Rules.

     4. The Creditor represents and warrants to the Company that:

          (i) the Debt constitutes the entire amount due and payable by the Company and PMI to him;

          (ii) upon delivery of the Shares by the Company in accordance with the provisions of this agreement, the Debt and Security will be fully assigned to the Assignee to hold the same with power to take all lawful measures which we might have taken for full recovery of the Debt through execution under the Security;

          (iii)releases the Company from any and all covenants and obligations relating to the Debt;

          (iv) he  has  not  preciously   assigned,   encumbered,   parted  with
               possession of or otherwise granted any interest in the Debt or any of his rights relating thereto ;

          (v)  he will be the beneficial owner of the Shares;

          (vi) the Shares are not being acquired as a result of any material information that has not been generally disclosed to the public;

          (vii)he will seek his own independent legal advice with regard to this agreement as well as any restrictions imposed by the Rules or the British Columbia Securities Act on his respecting disposition of the Shares.

GENERAL PROVISIONS

     1. Time shall be of the essence of this agreement.

     2. The Company and the Creditor shall execute any and all such further deeds, documents and assurances and shall do any and all such further and other things as may be necessary to implement and carry out the intent of this agreement.

     3. The provisions herein contained constitute the entire agreement between the parties and supersede all previous understandings, communications, representations and agreements, whether written or verbal, between the parties with respect to the subject matter of this agreement.

     4. This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

     5. In the event the Creditor is a resident of the United States, the shares represented by this agreement, once issued, will not have been registered under the United States Securities Act of 1933 (the "Act") or any State securities laws, and will be "RESTRICTED SECURITIES" as that term is defined in Rule 144 under the Act. The shares, once issued, may not be offered for sale, sold or otherwise transferred within the United States except pursuant to an Effective Registration Statement under the Act and any applicable State securities laws, or pursuant to an exemption from registration under the Act, the availability of which will be established to the satisfaction of the Company.

     6. All dollar amounts referred to in Schedule "A" to this agreement have been expressed in Canadian currency, unless otherwise indicated.

     7. This agreement shall enure to the benefit of and be binding upon each of the parties and their respective heirs, executors, administrators, successors and permitted assigns, as the case may be.

IN WITNESS WHEREOF the parties hereto have executed these presents on the day and year first above written.


THE CORPORATE SEAL of              )
PERITRONICS MEDICAL LTD. was       )
hereto affixed in the presence of: )
                                   )
                                   )                 c/s
---------------------------        )
Authorized Signatory               )
                                   )
---------------------------        )
Authorized Signatory               )
                                   )
                                   )
SIGNED, SEALED AND DELIVERED by    )
HENRY RATHJE in the presence       )
of:                                )
                                   )        ---------------------------
                                   )        HENRY RATHJE
---------------------------        )
Witness                            )
                                   )
---------------------------        )
Address                            )
                                   )
---------------------------
Occupation